EX 10.7

UNION ACQUISITION CORP.
400 Madison Ave, Suite 11A
New York, NY 10017

_______________, 2018

Atlantic-Pacific Capital, Inc.
400 Madison Ave, Suite 11A
New York, NY 10017

UCG International Corp.
[Address]

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Union Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Atlantic-Pacific Capital, Inc. and UCG International Corp. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time. In exchange therefor, the Company shall pay Atlantic-Pacific Capital, Inc. and UCG International Corp. the aggregate sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Each of Atlantic-Pacific Capital, Inc. and UCG International Corp. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account with respect to this letter agreement for any reason whatsoever.

Very truly yours,

UNION ACQUISITION CORP.

By:
Name: Kyle P. Bransfield
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ATLANTIC-PACIFIC CAPITAL, INC.

By:
Name:
Title:

UCG INTERNATIONAL CORP.

By:
Name:
Title: